Exhibit 10.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Shareholders of Elan Corporation, plc

We have audited the accompanying consolidated balance sheets of Elan Corporation, plc and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity and other comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2004. We have also audited the accompanying financial statement schedule. These Consolidated Financial Statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these Consolidated Financial Statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the consolidated financial position of Elan Corporation, plc and subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

In the fiscal years prior to 2004, the Company prepared its financial statements in conformity with accounting principles generally accepted in Ireland ("Irish GAAP"), and presented in a footnote to such financial statements a reconciliation of shareholders' equity and net income under Irish GAAP to shareholders' equity and net income under U.S. GAAP. As disclosed in Note 2, "Restatements", to the Consolidated Financial Statements, shareholders' equity and net loss under U.S. GAAP for the years ended December 31, 2003 and 2002, as previously disclosed, have been restated to reflect the correction of an error in accounting for an insurance program that did not involve risk transfer and an error in accounting for the income tax effect of net operating loss carryforwards. As disclosed in Note 2, "Restatements," to the Consolidated Financial Statements, the segmental disclosures in Note 31 have been restated by including a table titled "Revenue analysis by segment".

/s/   KPMG
KPMG
Dublin, Ireland
April 8, 2005, except for Note 2(d) Restatements—Segmental Disclosures, the table titled "Revenue analysis by segment" in Note 31 and Schedule II, which are as of September 9, 2005